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                                                                   EXHIBIT 10.26


                                                        (EFFECTIVE JANUARY 2001)



                             LCC INTERNATIONAL, INC.
                   1996 EMPLOYEE STOCK OPTION PLAN, AS AMENDED
                      NON-INCENTIVE STOCK OPTION AGREEMENT
                              TERMS AND CONDITIONS

        This Non-Incentive Stock Option Agreement Terms and Conditions sets forth certain of the terms and conditions of the option grant made by LCC International, Inc., a Delaware (the "Corporation"), to each person who has executed a grant letter (the "Grant Letter") on or after January 30, 2001 (an "Optionee"). (These Non-Incentive Terms and Conditions and the Grant Letter are collectively referred to herein as the "Stock Option Agreement").

        WHEREAS, the Corporation has duly adopted the LCC International, Inc. 1996 Employee Stock Option Plan, as amended (the "Plan"), which Plan authorizes the Corporation to grant to eligible individuals options for the purchase of shares of the Corporation's Class A Common Stock, par value $.01 per share (the "Stock"); and

        WHEREAS, the Corporation has determined that it is desirable and in its best interests to grant to the Optionee, pursuant to the Plan, an option to purchase a certain number of shares of Stock, in order to provide the Optionee with an incentive to advance the interests of the Corporation and any Affiliate thereof;

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1.             GRANT OF OPTION

               Subject to the terms of the Plan, the Corporation hereby grants to the Optionee the right and option (the "Option") to purchase from the Corporation, on the terms and subject to the conditions set forth in the Plan and in this Stock Option Agreement, the number of shares of Stock set forth in the Grant Letter. This Option shall not constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The date of grant of this Option is the date set forth as the Date of Grant in the Grant Letter, and is the date on which the grant of the Option was approved by the Compensation and Stock Option Committee of the Board of Directors of the Corporation (the "Committee").

2.             PARACHUTE LIMITATIONS

               Notwithstanding any other provision of this Stock Option Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Optionee and Corporation, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes

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application of this Section (the "Other Agreements"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect compensation of the Optionee (including groups or classes of participants or beneficiaries of which the Optionee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Optionee (a "Benefit Arrangement"), the Optionee shall have no right to receive any payment or other benefit under the Plan, if, and to the extent that, such payment or benefit, taking into account all other payments or benefits to or for the Optionee under the Plan, all Other Agreements, and all Benefit Plans, would cause any payment or benefit to the Optionee under this Stock Option Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment").

3.             TERMS OF PLAN

               The Option granted pursuant to this Stock Option Agreement is granted subject to the terms and conditions set forth in the Plan. All terms and conditions of the Plan are hereby incorporated into this Stock Option Agreement by reference and shall be deemed to be part of this Stock Option Agreement, without regard to whether such terms and conditions are not otherwise set forth in this Stock Option Agreement. To the extent any capitalized words used in this Stock Option Agreement are not defined, they shall have the definitions stated for them in the Plan. In the event that there is any inconsistency between the provisions of this Stock Option Agreement and of the Plan, the provisions of the Plan shall govern.

4.             OPTION PRICE

               The purchase price (the "Option Price") for each share subject to the Option is the exercise price set forth in the Grant Letter.

5.             VESTING IN OPTIONS

               Except as otherwise provided in Section 10(f) or in the Grant Letter, the Option becomes vested as to 1/3 of the shares purchasable pursuant to the Option on the first anniversary of the Date of Grant (the first "Anniversary Date"), if the Optionee has been providing services to the Corporation or any of its Affiliates continuously from the Date of Grant to the Anniversary Date. Thereafter, so long as continuous service has not been interrupted, the Option becomes vested as to an additional 1/3 of the shares subject to the Option after each of the next two Anniversary Dates, except as otherwise provided in Section 10(f) or in the Grant Letter. Service for this purpose includes service as an employee, director, advisor or consultant providing bona fide services to the Corporation or any of its Affiliates. For purposes of this Stock Option Agreement, termination of service would not be deemed to occur if the Optionee, after terminating service in one capacity, continues to provide service to the Corporation or any of its Affiliates in another capacity. Termination of service is sometimes also referred to herein as termination of

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employment or other relationship with the Corporation or any of its Affiliates.
The foregoing provisions are subject to any modifications set forth in the Grant Letter.

6.             TERM AND EXERCISE OF OPTION


               (a)    TERM

               The Option shall terminate and all rights to purchase the shares thereunder shall cease upon the expiration of ten years after the Grant Date, unless terminated earlier pursuant to another provision of this Stock Option Agreement.


               (b)    OPTION PERIOD AND LIMITATIONS ON EXERCISE

               The Optionee may exercise the Option (subject to the limitations on exercise set forth in this Stock Option Agreement and in the Plan), to the extent the Option is vested and has not terminated. Any limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the Grant Date of the Option, so as to accelerate the time at which the Option may be exercised. The time at which the Option may be exercised will be accelerated and the Option shall be exercisable, in whole or in part, at any time and from time to time prior to termination of the Option after termination of employment by reason of death of Optionee or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of the Optionee.


               (c)    LIMITATIONS ON EXERCISE OF OPTION

               Notwithstanding the foregoing Sections, in no event may the Option be exercised: (i) in whole or in part, after ten years following the Grant Date, (ii) following termination of employment or other relationship for Cause (as defined in the Plan), or (iii) following termination of employment or other relationship except as provided in Sections 7(a), 7(b), and 7(c) below.


               (d)    METHOD OF EXERCISE

               The Option may be exercised to the extent that shares have become exercisable hereunder by delivery to the Corporation on any business day, at its principal office addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of the Option shall be made: (i) in cash or by certified check payable to the order of the Corporation; (ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for


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purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in Sections 6(d)(i) and 6(d)(ii) hereof. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the Optionee shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual's ownership of such shares. An individual holding or exercising the Option shall have none of the rights of a stockholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.


7.             TERM AND EXERCISE OF OPTIONS


               (a)    TERMINATION OF EMPLOYMENT OR OTHER RELATIONSHIP

               The Option shall remain exercisable for thirty (30) days following a termination of the employment or other relationship of the Optionee with the Corporation or any of its Affiliates, other than for Cause or by reason of the death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), to the extent such Option was vested at the time of termination. At the end of such thirty (30) day period, the Option shall terminate unless notice is given exercising such Option, and such Optionee shall have no further right to purchase shares pursuant to such Option. If the termination of employment or other relationship is for Cause, the Option shall terminate on the termination of employment or other relationship. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of this Stock Option Agreement shall be determined by the Committee, which determination shall be final and conclusive.


               (b)    RIGHTS IN THE EVENT OF DEATH

               If the Optionee dies while employed by, or in the service of, the Corporation or any of its Affiliates, the executors or administrators or legatees or distributees of such Optionee's estate shall have the right at any time within 180



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days after the date of such Optionee's death, and prior to termination of the
Option pursuant to Section 6(a) above, to exercise, in whole or in part, any Option held by such Optionee at the date of such Optionee's death, whether or not such Option was exercisable immediately prior to such Optionee's death.


               (c)    RIGHTS IN THE EVENT OF DISABILITY

               If the Optionee terminates employment or other relationship with the Corporation or any of its Affiliates by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of the Optionee, then such Optionee shall have the right, at any time within 180 days after such termination of employment or other relationship and prior to termination of the Option pursuant to Section 6(a) above, to exercise, in whole or in part, the Option held by such Optionee at the date of such termination of employment or other relationship, whether or not such Option was exercisable immediately prior to such termination of employment or other relationship. Whether a termination of employment or other relationship is to be considered by reason of "permanent and total disability" for purposes of this Stock Option Agreement shall be determined by the Committee, which determination shall be final and conclusive.


8.             TRANSFERABILITY.

               During the lifetime of the Optionee, only such Optionee (or, in the event of legal incapacity or incompetency, the Optionee's guardian or legal representative) may exercise the Option.

9.             REQUIREMENTS OF LAW

               The Corporation shall not be required to sell or issue any securities under the Option if the sale or issuance of such securities would constitute a violation by the Optionee, the individual exercising the Option, or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Corporation shall determine, in its discretion, that the listing, registration or qualification of any securities subject to the Option upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of securities hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the 1933 Act, upon the exercise of the Option, unless a registration statement under such act is in effect with respect to the securities covered by the Option, the Corporation shall not be required to sell or issue such securities unless the




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Committee has received evidence satisfactory to it that the holder of such
Option may acquire such securities pursuant to an exemption from registration under such act. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Corporation may, but shall in no event be obligated to, register any securities covered hereby pursuant to the 1933 Act. The Corporation shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of securities pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable until the securities covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.


10.            EFFECT OF CHANGES IN CAPITALIZATION


               (a)    CHANGES IN STOCK

               If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Corporation on account of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the Date of Grant of the Option, the number and kind of shares of Stock for which the Option was granted shall be adjusted proportionately and accordingly so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in the Option shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per share.

               (b) REORGANIZATION IN WHICH THE CORPORATION IS THE SURVIVING CORPORATION

               Subject to Subsection 10(c) hereof, if the Corporation shall be the surviving entity in any reorganization, merger, or consolidation of the Corporation with one or more other corporations, the Option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation.

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               (c)    DISSOLUTION, LIQUIDATION, SALE OF ASSETS, REORGANIZATION
                      IN WHICH THE CORPORATION IS NOT THE SURVIVING CORPORATION, ETC.

               The Option shall terminate (i) upon the dissolution or liquidation of the Corporation, or (ii) upon a merger or reorganization of the Corporation with one or more other persons or entities in which the Corporation is not the surviving entity, or (iii) upon a sale of substantially all of the assets of the Corporation to another person or entity, or (iv) upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving entity) approved by the Board that results in any person or entity (other than persons who are holders of Stock of the Corporation at the time the Plan is approved by the stockholders and other than an Affiliate) owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, except to the extent provision is made in writing in connection with any such transaction covered by clauses (i) through
(iv) for the assumption of the Option or for the substitution for the Option of a new option(s) covering the stock or other equity interest of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices, in which event the Option theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Option, the Optionee shall have the right (subject to the general limitations on exercise set forth in Section 6), during such period occurring before such termination as the Committee in its sole discretion shall designate, and in any event immediately before the occurrence of such termination, to exercise such Option in whole or in part, to the extent that such Option was otherwise exercisable at the time such termination occurs. The Committee shall send written notice of a transaction or event that will result in such a termination to Optionees not later than the time at which the Corporation gives notice thereof to its stockholders.

               (d)    ADJUSTMENTS

               Adjustments under this Section 10 related to stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

               (e)    NO LIMITATIONS ON CORPORATION

               The grant of the Option shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

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               (f)    CHANGE IN CONTROL

               Unless otherwise provided in the Grant Letter, to the extent it remains outstanding and unexercised, the Option shall be deemed to have vested in full immediately prior to the occurrence of a Change in Control. Any termination of the Option in connection with a Change of Control, the period during which the Option may be exercised prior to such termination, and the required notice to be provided by the Corporation to the Optionee prior to such termination shall be determined according to Section 10(c) above.

11.            DISCLAIMER OF RIGHTS

               No provision in this Stock Option Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Corporation or any of its Affiliates, or to interfere in any way with any contractual or other right or authority of the Corporation or any of its Affiliates either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationships between any individual and the Corporation or any of its Affiliates. In addition, notwithstanding anything contained in the Plan to the contrary, the Option shall not be affected by any change of duties or position of the Optionee (including a transfer to or from the Corporation or any of its Affiliates), so long as such Optionee continues to be an employee, or otherwise in the service of, the Corporation or any of its Affiliates.


12.            FORFEITURE OF RIGHTS

               The Corporation at any time shall have the right to cause a forfeiture of the rights of the Optionee on account of the Optionee taking actions in competition with the Corporation. Unless otherwise specified in an employment or other agreement between the Corporation and the Optionee, the Optionee takes actions in competition with the Corporation if he or she directly or indirectly owns any interest in, operates, joins, controls or participates as a partner, director, principal, officer, or agent of, enters into the employment of, acts as a consultant to, or performs any services for, any entity which has material operations which compete with any business in which the Corporation or any of its Subsidiaries is engaged during the Optionee's employment or other relationship with the Corporation or any of its Affiliates or at the time of the Optionee's termination of employment or other relationship.

13.            CAPTIONS

               The use of captions in this Stock Option Agreement is for the convenience of reference only and shall not affect the meaning of any provision of such Stock Option Agreement.


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14.            WITHHOLDING OF TAXES

               The Corporation shall have the right to deduct from payments of any kind otherwise due to an Optionee any federal, state, or local taxes of any kind required by law to be withheld with respect to any payments, distributions and property transferred under this Stock Option Agreement. At the time of exercise, the Optionee shall pay to the Corporation any amount that the Corporation may reasonably determine to be necessary to satisfy such withholding obligation.

15.            SEVERABILITY

               If any provision of the Plan or this Stock Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions thereof and hereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.


16.            INTERPRETATION OF THIS STOCK OPTION AGREEMENT

               All decisions and interpretations made by the Corporation or the Committee with regard to any question arising under the Plan or this Stock Option Agreement shall be final, binding and conclusive on the Corporation and the Optionee and any other person entitled to exercise the Option as provided for herein.

17.            GOVERNING LAW

               The validity and construction of this Stock Option Agreement shall be governed by the laws of the State of Delaware but not including the choice of law rules thereof.


18.            BINDING EFFECT

               Subject to all restrictions provided for in this Stock Option Agreement and the Plan and by applicable law limiting assignment and transfer of this Stock Option Agreement and the Option provided for herein, the Grant Letter and this Stock Option Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

19.            NOTICE

               Except as otherwise provided in the Grant Letter, all notices or other communications which may be or are required to be given by any party to any other party pursuant to this Stock Option Agreement shall be


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in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, or telecopier (fax), addressed as follows:

                      If to the Corporation:
                             LCC International, Inc.
                             7925 Jones Branch Drive
                             McLean, Virginia 22102
                             Attention: Compensation & Stock Option Committee
                             Telecopy: (703) 243-8779

                      If to the Optionee:
                             At the address set forth below under the Optionee's
                              name at the foot of the Grant Letter.

Each party may designate by notice in writing a new address to which any notice or other communication may thereafter be so given. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above, shall be deemed sufficiently given for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of personal courier or, with respect to a telecopy, upon acknowledgment of receipt thereof and in all cases at such time as delivery is refused by the addressee upon presentation.

20.            ENTIRE AGREEMENT

               This Stock Option Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Stock Option Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Corporation and the Optionee; provided, however, that the Corporation unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

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